Exhibit 99.3

March 31, 2009

Patrick Henry

c/o Entropic Communications

6290 Sequence Drive

San Diego, CA 92121

Re:	Amendment to Offer Letter

Dear Patrick:

This letter amends the offer letter previously provided to you by Entropic Communications, Inc. (the “Company”), dated August 18, 2003, as amended on October 12, 2007 (collectively, the “Offer Letter”). Except as specifically set forth below, all provisions of the Offer Letter will remain in full force and effect and all capitalized terms used herein not defined in this letter will have the meanings in the Offer Letter.

The Offer Letter is hereby amended to add the following language to replace the first paragraph of Section 11, to read as follows:

“11. Severance. Although your employment will be “at will,” if your employment with the Company is terminated by the Company for any reason other than for Cause (as defined in this Section below), or you resign for Good Reason (as defined in this Section below), you shall receive the following: (a) all compensation due to you as of your termination date; (b) if applicable, a Pro-Rata Bonus amount paid to you in a lump sum on the Bonus Payment Date, as such terms are defined below and calculated as described below, (c) additional compensation in an amount equal to twelve (12) months Base Salary (defined below), subject to this Section and applicable tax withholdings, payable in two equal installments, the first payment within 30 (thirty) days following the date of your execution of the Release (as defined below) and the second on the six (6) month anniversary of the date of termination; (d) continuation of Company health, dental and vision benefits by paying your Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) premiums directly to the COBRA administrator for one (1) year after your termination date, provided that you elect to continue and remain eligible for these benefits under COBRA; (e) immediate accelerated vesting of fifty percent (50%) of the unvested shares of the Option, the remaining unvested shares of all other stock options and other equity arrangements (the “Other Equity Arrangements”) and release of fifty percent (50%) of the shares of restricted stock that are subject to any repurchase options in favor of the Company (the “Restricted Stock”), to the extent permissible by law; and (f) an extension of time until the earlier of one (1) year after your employment termination date or the original maximum contractual term to exercise all vested shares of the Option or Other Equity Arrangements; provided, however, that your entitlement to receive the payments and benefits described in Section 11(b)-(e) above (the “Severance Package”) is conditioned upon and subject to your execution of a full general release (“Release”) promptly following your termination date (but no more than forty-five (45) days thereafter), releasing all claims, known or unknown that you may have

Patrick Henry

March 31, 2009

against the Company arising out of or any way related to your employment or termination of employment with the Company, which Release shall be negotiated, in good faith, between you and the Company and which Release shall exclude: (1) your right to indemnification to the fullest extent provided for in the California Labor Code or other contractual right to indemnification; (2) your right to any vested benefits available to you under any employee benefit plan; (3) your rights as a stockholder in the Company; or (4) the obligations incurred by the parties under the Release. “Base Salary” shall mean your monthly base salary in effect immediately prior to your termination date (including without limitation any compensation that is deferred by you into a Company-sponsored retirement or deferred compensation plan, exclusive of any employee matching contributions by the Company associated with any such retirement or deferred compensation plan and exclusive of any other Company contributions) and excludes all bonuses, commissions, expatriate premiums, fringe benefits (including without limitation car allowances), option grants, equity awards, employee benefits and other similar items of compensation.

For the purposes of subpart (b) above, the potential Pro-Rata Bonus amount to be paid to you upon termination of your employment will be calculated and paid based on the following terms:

•

Active Employment Period: The period of employment during which you remain in an operational role actively fulfilling the responsibilities of the Chief Executive Officer position. The Active Employment Period includes the number of active employment days worked during the year of termination, and does not include any Inactive Employment Period.

•

Actual Performance: Actual Performance is the percentage of the year-to-date actual achievement of the Bonus Metrics measured against the AOP targets. Actual Performance shall be evaluated and reported by the Company’s finance department at the end of each quarter and shall be calculated on a cumulative or year-to-date basis for the second, third and fourth quarters of the year.

•

Annual Operating Plan (“AOP”): The Annual Operating Plan (or “AOP”) is the Company’s financial operating plan of record for the year that includes the date of termination, as approved by the Board of Directors. The AOP establishes the Company’s Bonus Metric targets for such year. If there are no Board approved AOP targets for such year that have been established on or prior to the date of termination (or, if later, by the end of the first quarter of such year if the Measurement Period is the first quarter), Actual Performance shall be calculated as automatically achieving 100% of the AOP targets.

•

Bonus Target: The Bonus Target is the amount resulting from multiplying your Base Salary amount by the target percentage of Base Salary approved by the Compensation Committee that you are eligible to receive in bonus

Patrick Henry

March 31, 2009

payment for such year if AOP Bonus Metric targets are met at 100%. If the Bonus Target has not been established for the year that includes the date of termination, the Bonus Target for such year shall be the target percentage of Base Salary for the prior year multiplied by the applicable Base Salary amount for the year that includes the date of termination.

•

Bonus Metrics: Independent of the management bonus plan in effect on the date of termination, the potential Pro-Rata Bonus will be based on two (2) Bonus Metrics: Revenue and Operating Profit (Loss) both weighted equally at 50%.

•

Bonus Payment Date: Subject to any delay in payment required by Section 25, the Pro-Rata Bonus will be paid within 30 (thirty) days following the end of the quarter in which employment terminates, or within 30 (thirty) days following the effectiveness of the Release (as described above), whichever is later.

•

Cap: The Cap is the maximum level of potential Pro-Rata Bonus which is the result of 100% of the total Bonus Target amount multiplied by the Service Percentage. The Cap is applied to the total Pro-Rata Bonus payable, not to each Bonus Metric component.

•

Inactive Employment Period: The Inactive Employment Period is any period of employment during which you have ceased to have the responsibility or authority to perform the operational duties of your position, but your employment has not been terminated. The Inactive Employee Period includes any period during which you are employed by on an unpaid leave of absence, and any period of employment during which you have provided notice of termination but are no longer actively providing substantial services to the Company.

•

Measurement Periods (“MP”): The Bonus Earned will be calculated based on a quarter-end computation of Actual Performance measured against the AOP targets for the cumulative annual period up to the last full calendar quarter completed prior to the date of termination. Notwithstanding the foregoing, if the date of termination occurs during the first calendar quarter of the year, the Measurement Period will be the first full calendar quarter of such year. For example, if the date of termination is January 10th, the Measurement Period is the first calendar quarter of such year.

Patrick Henry

March 31, 2009

•

Pro-Rata Bonus: The Pro-Rata Bonus amount will be calculated based on the Actual Performance for each Bonus Metric, with 50% weighting to each Bonus Metric. The Pro-Rata Bonus will not include Actual Performance amounts calculated with respect to a Bonus Metric if Actual Performance is below the Threshold for such Bonus Metric. Actual Performance exceeding the Bonus Target (exceeding 100% performance) shall be included in the calculation, subject to the total Cap. There shall be no individual performance multiplier applied in the calculation of the Pro-Rata Bonus. The Bonus Earned will be calculated as follows:

Bonus Target * Service Percentage * Actual Performance

•	Service Percentage: The resulting percentage obtained by dividing the number of days in the Active Employment Period by 365 (or 366 in the case of a leap year).

•

Threshold: The Threshold is a minimal level of Actual Performance that must be achieved for a Bonus Metric before any bonus will be earned with respect to such Bonus Metric, expressed as a percentage of the AOP target for such Bonus Metric. The Threshold to earn any bonus amount with respect to a Bonus Metric is Actual Performance that is 80% (eighty percent) or more of the AOP target for such Bonus Metric.

Sample Calculation of Pro-Rata Bonus:

Termination Date:	July 5th (186 days active employment)
Bonus Target:	$175,000 (50% of $350,000 Base Salary)
Target AOP Revenue:	Q1 = $40M; Q2 = $50M; Q3 = $55M; MP = $90M
Actual Revenue:	Q1 = $42M; Q2 = $55M; Q3 = $52M; MP = $97M
Target AOP Operating Profit (Loss):	Q1 = $4.8M; Q2 = $5.2M; Q3 = $8M; MP = $10M
Actual Operating Profit (Loss):	Q1 = $4.0M; Q2 = $3.9M; Q3 = $9M; MP = $7.9M

Basic Calculation:

$175,000 * (186 days/365 days) * ([(.5) ($97M/$90M)] + [(.5) ($7.9M/$10M)])

Adjustments to Basic Calculation:

•	Were the minimum Thresholds for each Bonus Metric achieved?
•	Revenue = 107.8% (yes)
•	Operating Profit (Loss) = 79% (no)

$175,000 * (.509589) * [(.538889) + 0] = $48,057.08

•	Was the Cap Exceeded? No, the Cap was $89,178 ($175,000 * .509589)

Pro-Rata Bonus payment = $ 48,057.08 payable on the Bonus Payment Date

The Offer Letter is hereby amended to add the following language to the end of Section 25, to read as follows:

“Notwithstanding anything to the contrary herein, severance benefits provided under Section 11 of this Agreement shall not commence until you have a “separation from service” for purposes of Section 409A.”

Patrick Henry

March 31, 2009

Please sign below if you agree and accept the foregoing terms:

Sincerely,

ENTROPIC COMMUNICATIONS, INC.

By:	/s/ Suzanne C. Zoumaras

Title:	Vice President, Human Resources

I have read and agree to the terms and conditions contained herein:

/s/ Patrick C. Henry	4/6/09
Patrick Henry	Date